SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

WESTERN ASSET MIDDLE MARKET INCOME FUND INC.

(Name of Registrant as Specified in Its Charter)

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[AS_ACTIVE 220077798_1]
VOTE TODAY!
Dear Shareholder,
Our records indicate you have not voted your shares
Your vote is required to approve new management contracts1 Without your vote, the Fund’s operations may be terminated
Once your vote has been counted, you will no longer receive these mailings from the Fund
As previously announced, the Western Asset Middle Market Income Fund Inc. (the “Fund”) Special Meeting of Shareholders is now scheduled to be held on August 28, 2020. This means that you still have time to vote to approve new agreements between the Fund and its investment manager and subadvisers that will enable the Fund to continue to operate and deliver the returns you rely on.
Why Should I Vote to Renew the What Happens If I Don’t Vote to Approve
Agreements with the Fund’s Investment the New Agreements?
Manager and Subadvisers?
If these new agreements are not approved, the
Fund may be forced to liquidate, which could
Approving these agreements will result in serious negative implications for long-term enable the Fund to continue to shareholders such as…
operate and deliver the value you
have come to expect from the Fund
A signicant loss of shareholder
value, including the discontinuation
of the Fund’s distributions
Importantly, the new management
and subadvisory agreements will be
identical to the current agreements,
except for the dates of execution,
effectiveness and termination
Negative tax consequences
Vote the Proxy Card Today!
We urge you to follow the unanimous recommendation of the Fund’s Board of Directors to vote FOR the new agreements on the proxy card. Please vote today to continue to receive the returns you rely on!

Your Vote is Important
Please Call Computershare to Vote Now
You can vote by internet, telephone or by signing and dating the proxy card and mailing it in the envelope provided.
If you have any questions about how to vote your shares or need additional assistance, please contact:
Computershare
Shareholders Call Toll Free: 866-859-8682
Fund Services
Notes
1 The “change of control” resulting from the pending combination of Legg Mason Inc. (“Legg Mason”), the parent company of the Fund’s investment manager and subadvisers, and Franklin Resources, Inc., a global investment management organization operating as Franklin Templeton, will cause your Fund’s management and subadvisory agreements to terminate.
Forward Looking Statement
Past performance is no guarantee of future results. The information provided is not intended to be a forecast of future events, a guarantee of future results or investment advice.
All investments are subject to risk including the possible loss of principal. All benchmark performance reflects no deduction for fees, expenses or taxes. Please note that an investor cannot invest directly in a benchmark.